                             SUBSCRIPTION AGREEMENT
                             ----------------------


Netword, Inc.
702 Russell Avenue
Third Floor
Gaithersburg, Maryland 20877

Ladies and Gentlemen:

                  1. Subscription. The undersigned ("Subscriber") hereby subscribes to purchase Units at the purchase price of $1.25 per Unit. Each Unit includes one share (a "Share") of common stock, par value $.01 ("Common Stock"), of Netword, Inc., a Delaware corporation (the "Company"), and a warrant (a "Warrant") to purchase eight-tenths (.80) of one share of Common Stock at an exercise price of $1.50 per share. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares."

                  The Warrants will be exercisable immediately upon issuance and will expire on June 30, 2004, subject to redemption by the Company, as described below. The number of Units subscribed for is set forth on the signature page hereof. Subscriber herewith delivers to the Company, Subscriber's check payable to the Company in U.S. dollars (the "Payment") for the Units subscribed for, in the amount equal to the product of U.S.$1.25 multiplied by the number of such Units.

                  2. Representations, Warranties and Covenants of Subscriber. Subscriber hereby represents, warrants and covenants to the Company that:

                  2.1 Subscriber has received and has fully read and considered the Company's Amended and Restated Confidential Private Placement Memorandum, dated July 14, 1999 (the "Memorandum"), including, without limitation, the material set forth under "Risk Factors" and the sections of the Memorandum describing the terms of the Offering. In evaluating the suitability of an investment in the Company, Subscriber has not relied upon any representations or other information (whether oral or written) received from the Company, its officers, directors, agents, employees or representatives, except information set forth in the Memorandum or obtained from the Company to verify such information. Subscriber has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain such additional information as Subscriber deemed necessary to verify the accuracy of the information set forth in the Memorandum.

                  2.2 Subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

                  2.3 Subscriber is purchasing the Units for its own account for the purpose of investment and not with a view to or for sale in connection with, or for purposes of, any

"distribution" thereof within the meaning of Section 2(11) of the Securities Act, and no other person has or will have a direct or indirect beneficial interest in the Units.

                  2.4 Subscriber understands that: (a) the offering and sale of the Units is intended to be exempt from registration pursuant to Rule 506 of Regulation D under the Securities Act, (b) the Shares, Warrants and Warrant Shares may not be sold, transferred, assigned, hypothecated or otherwise disposed of, except pursuant to an (1) effective registration under the Securities Act and applicable state securities laws, or (2) exemption from such registration, in each case in compliance with all applicable federal and state securities laws, (c) except as set forth below in Section 4 and Exhibit A hereto, the Company is under no obligation to register the Shares, Warrants or Warrant Shares or to assist Subscriber in complying with any exemption from the registration thereof, (d) the Shares, Warrants and Warrant Shares will bear a legend to such effects and (e) the Company will make a notation on its transfer books to such effect.

                  2.6 Subscriber is aware that the purchase of the Units is a speculative investment involving a high degree of risk and that there is no guarantee that Subscriber will recover its investment in the Units or realize any gain from such investment.

                  2.7 Subscriber (a) has sufficient liquid assets to pay the full purchase price for the Units, (b) has adequate means of providing for Subscriber's current and presently foreseeable future needs and possible personal contingencies, (c) has no present need for liquidity of Subscriber's investment in the Units, and (d) is able to bear the economic risks of the investment in the Units (i.e., Subscriber can afford a complete loss).

                  2.8 Subscriber is not subscribing for the Units as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting.

                  2.9 Subscriber understands that the Company is relying upon the truth and accuracy of the representations, warranties and agreements of Subscriber set forth herein in making its determination that the offering and sale of the Units is exempt from registration under the Securities Act and state securities laws.

                  2.10 The funds provided for this investment are either separate property of Subscriber, community property over which Subscriber has the right of control or are otherwise funds as to which Subscriber has the sole right of management.

                  3. Representations and Warranties of the Company. The Company hereby represents and warrants to Subscriber that the Memorandum does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  4. Registration Rights. The Company grants Subscriber the registration rights (the "Registration Rights") set forth in Exhibit A attached hereto. By executing this Subscription Agreement, Subscriber accepts and agrees to the Registration Rights.

                  5. Redemption of Warrant by the Company. Upon 30 days notice to Subscriber, the Company may redeem all or a portion of the Warrant Shares covered by each Warrant, at a price of $0.05 per Warrant Share (the "Redemption Price"), at its option, at any time if (i) more than 12 months have elapsed after the Common Stock is first subject to both bid and ask quotations in the NQB Pink Sheets (or another inter-dealer quotation system) and (ii) at any time after such 12 month period the average of the closing average of bid and asked prices for the Common Stock is at least $2.50 per share for 20 consecutive trading days during which the average daily trading volume in the Common Stock is at least 10,000 shares.

                  6. Legend. Subscriber hereby accepts and acknowledges that a legend, in substantially the following form, will be placed on the Shares and Warrants and any Warrant Shares:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER OR SALE.

                  7. Miscellaneous

                  7.1 All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, if to Subscriber, at the address set forth below Subscriber's signature on the signature page hereof, and if to the Company at 702 Russell Avenue, Third Floor, Gaithersburg, Maryland 20877, Attention: President, with a copy to Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036,
Attention: Russell Berman, Esq.

                  7.2 This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and wholly performed in that state and without regard to the principles of conflicts of laws.

                  7.3 This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

                  7.4 This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing.

                  7.5 This Subscription Agreement is not transferable or assignable by Subscriber. Subscriber covenants and agrees that the securities acquired pursuant hereto may be transferred only in accordance with applicable federal and state laws, including the requirements of the Securities Act.

                  7.6 All references in this Subscription Agreement to the "Subscriber" shall include all parties (other than the Company) who execute this Subscription Agreement. If Subscriber is a corporation, partnership, trust or two or more individuals purchasing jointly, Subscriber shall follow the specific instructions for the Certificate of Corporate, Partnership, Trust and Joint Purchases at page 7 hereof.

                  8. Acceptance of Subscription. Subscriber acknowledges that the subscription made hereby is not binding upon the Company until the Company accepts it. The Company has the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. If this subscription is rejected in whole, the Company shall return the Payment to Subscriber, without interest, and the Company and Subscriber shall have no further obligation to each other by reason of this Subscription Agreement or the subscription made hereby. In the event of a partial rejection of this subscription, a proportionate amount of the Payment will be returned to Subscriber, without interest.

                  9. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10. Severability. If any provision of this Subscription Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Subscription Agreement shall not be affected thereby.

                  11. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Memorandum.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Subscription Agreement has been executed by Subscriber and by the Company on the respective dates set forth below.

                 Print Name of Subscriber: _____________________________________

                                     Date: _____________________________________

_______________________________________
Signature of Individual Subscriber

_______________________________________
Print Name of Subscriber, if an entity


By:____________________________________    _____________________________________
Signature of authorized signatory of       Print name and title of signatory
Subscriber which is an entity              for any Subscriber which is an entity


_______________________________________
Social Security No. (for individuals)
Tax Identification No. (for entities)


_______________________________________    $____________________________________
Number of Units Purchased                  Payment Amount for Units Purchased
                                           (Number of Units multiplied by $1.25)



_______________________________________    _____________________________________
Telephone No./ Facsimile No.               Street Address

                                           _____________________________________
                                           City         State          Zip


Subscription Accepted by:
NETWORD, INC. as of _____________, 1999


By:___________________
Name:
Title:

                SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
                     PARTNERSHIP, LIMITED LIABILITY COMPANY,
                           TRUST AND JOINT PURCHASERS

                  If Subscriber is a corporation, partnership, limited liability company, trust, or other entity or joint purchaser, the following additional instructions must be followed. INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

                  1. Certificate. Subscriber must date and sign the Certificate below, and, if requested by the Company, Subscriber may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, (c) the limited liability company's certificate of formation or articles of organization, as applicable, and limited liability company agreement, operating agreement or similar agreement governing the rights and obligations of the members of the limited liability company, or
(d) the trust agreement, as applicable.

                  2. Subscription Agreement.

                     (a) Corporations. An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation. The officer should print the name of the corporation above his signature, and print his name and office below his signature.

                     (b) Partnerships. An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership. The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

                     (c) Limited Liability Companies. An authorized member or manager must date, sign, and complete the Subscription Agreement with information concerning the limited liability company. The member or manager should print the name of the limited liability company above his signature, and print his name and the word "member" or "manager" below his signature.

                     (d) Trusts. In the case of a trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust. The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

                     (e) Joint Ownership. In all cases, each individual must date, sign, and complete the Subscription Agreement. Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement signature page.

                     CERTIFICATE FOR CORPORATE, PARTNERSHIP,
             LIMITED LIABILITY COMPANY, TRUST, AND JOINT SUBSCRIBERS

                  If Subscriber is a corporation, partnership, limited liability company, trust, joint purchaser, or other entity, an authorized officer, partner, member, manager or trustee must complete, date, and sign this Certificate.


                                   CERTIFICATE

I hereby certify that:

                  1. Subscriber has been duly formed and is validly existing and has full power and authority to invest in Netword, Inc.

                  2. The Subscription Agreement has been duly and validly authorized, executed, and delivered by Subscriber and, upon acceptance by Netword, Inc., will constitute the valid, binding, and enforceable obligation of Subscriber.


Date: _______________        ___________________________________________________
                             Name of corporation, partnership, limited liability company, trust or joint purchasers (please print)


                             ___________________________________________________
                             Signature and title of authorized officer, partner, member, manager, trustee, or joint purchaser

                                    EXHIBIT A
                                    ---------

         1. Registrable Securities. In connection with the purchase of Units in the Offering, the Company grants to Subscriber ( "Subscriber" and collectively with all other subscribers of Units in the Offering, the "Subscribers") the following registration rights with respect to the: (a) Shares and Warrant Shares and (b) any other securities issued or issuable with respect to any of such Shares or Warrant Shares by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of the Company's securities or pursuant to a merger, consolidation or other similar business combination involving the Company (the "Registrable Securities"). As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with a method of disposition contemplated by the registration statement, (b) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (c) such securities shall have been transferred, new certificates evidencing such securities without legends restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (d) such securities shall have ceased to be outstanding.

         2. Limitations on Right to Request Registration. Notwithstanding anything to the contrary set forth below, the Subscribers may require the Company to effect the registration of Registrable Securities only if Subscribers
(a) (i) have not previously elected to include 50% or more of the Registrable Securities in an effective registration statement described in the next sentence, (ii) all of the Registrable Securities which were requested to be included in the effective registration statement were so included, and (iii) the Subscribers had the opportunity to include all of the Registrable Securities in the effective registration statement or (b) have not previously requested a registration statement pursuant to Section 3.1 which has become effective and in which all Registrable Securities requested to be included were so included. A registration statement shall not be deemed an effective registration statement for purposes of clause (a) of the preceding sentence, unless (i) the registration statement satisfies the requirements described in Section 3.5 and
(ii) at a time when each Subscriber received notice of the opportunity to include Registrable Securities in the registration statement such Subscriber had notice that (x) Subscribers holding 50% or more of the Registrable Securities were requesting inclusion of Registrable Securities in such registration statement and (y) any Subscriber who did not request inclusion of all of its Registrable Securities in such registration statement would have no further right to request registration of its Registrable Securities pursuant to Section
3.1 and Section 4.1.

         3. Demand Registration Rights.

         3.1 Request for Demand Registration. Subject to Section 2, at any time after the 180th day following the completion of the Offering, Subscribers holding at least 25% of the Registrable Securities then held by all of the Subscribers shall have the right to request in writing that the Company effect the registration under the Securities Act of all or part of such Subscribers' Registrable Securities; provided, that if the managing underwriters of the first underwritten primary offering of equity securities of the Company so requests, Subscribers shall not be entitled to make such a request until the earlier of the 181st day following the effectiveness of the registration statement relating to such offering or the first day when any affiliate or other 5% or greater stockholder of the Company shall not be subject to limitations requested by such underwriter on sales of securities equivalent to the Registrable Securities. The Company will promptly give written notice of such requested registration to all other Subscribers of Registrable Securities and thereupon the Company will use commercially reasonable efforts to effect the registration under the Securities Act of:

         (a) the Registrable Securities which the Company has been so requested to register by Subscribers;

         (b) all other Registrable Securities which the Company has been requested to register by the Subscribers thereof by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered; and

         (c) such other securities of the Company which the Company, in its discretion, may designate, whether such securities are to be sold by the Company for its own account or are to be sold by other security holders of the Company.

         3.2. Priority in Demand Registrations. If the requested registration pursuant to Section 3.1 involves an underwritten offering, and the managing underwriter thereof shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would materially adversely affect the marketing of the securities to be sold therein (such writing to state the basis of such opinion and the approximate number of securities which may be included in such offering without such effect), the Company will include in such registration, to the extent of the number which the Company is advised can be sold in such offering, (a) first, securities of the Company which are to be sold by the Company for its own account, (b) second, Registrable Securities requested to be included in such registration pursuant to Section 3.1 by the Subscribers (provided, however, that if the Company is so advised that less than all such Registrable Securities can be so sold in such offering, such Registrable Securities shall be included pro rata in proportion to the respective holdings of such Registrable Securities by the Subscribers, unless such Subscribers otherwise agree), and (c) third, other securities of the Company to be sold by other security holders of the Company.

         3.3. Duration of Registration Statement. Subject to Sections 3.4, 4.1 and 5, the Company shall use commercially reasonable efforts to keep any registration statement requested under Section 3.1 continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Shares and Warrant Shares, and to ensure that it conforms with the requirements of the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring on the earlier to occur of: (a) the date when all Shares and Warrant Shares have been sold, and (b) the first anniversary of the completion of the Offering.

         3.4 Delays in Registration. The Company may delay the filing of a registration statement requested under Section 3.1 for up to 45 days if at the time of a request under Section 3.1:

         (a) the Company is a party to a transaction involving the purchase, sale, conversion or issuance of securities of the Company and (i) such transaction is subject to the trading restrictions of Regulation M promulgated by the Commission under the Exchange Act, and (ii) in the Company's judgement, the filing of a registration statement could result in a violation of such restrictions;

         (b) there is material undisclosed information concerning the Company which has not been disclosed for business reasons; or

         (c) the Company is about to commence an offering of securities of the Company and the underwriter for the Company shall advise the Company in writing (with a copy to the Subscribers) that, in its opinion, the offering contemplated by the Company would be adversely affected by the sale of Registrable Securities by the Subscribers.

         3.5. Effective Registration Statement. A registration shall not be deemed to have been effected pursuant to Section 3.1:

         (a) unless a registration statement with respect thereto has become effective; provided, however, that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of any of the Subscribers shall be deemed to have been effected by the Company unless the Subscribers shall have elected to pay, and have in fact paid in full within 30 days after the Company has received notice of any Subscriber's refusal to proceed which results in a termination of the registered offering, all expenses in connection with such registration, (b) if after it has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason which results in a termination of the registered offering, (c) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of some act or omission by any of the Subscribers; or (d) so long as the period in Section 3.3(a) has not expired, if a registration statement is not available for use by the Subscribers whose Registrable Securities are included in such registration statement for at least 270 calendar days during the one year period set forth in Section 3.3(b).

         4. Incidental Registration Rights.

         4.1 Incidental Registration Rights. If the Company at any time proposes to register any of its equity securities under the Securities Act (other than by a registration on the Registration Statement (defined in the Memorandum), Form S-4, Form S-8 or any successor or similar form, or any registration form which does not permit secondary sales, whether or not for sale for its own account, it will each such time give prompt written notice to all Subscribers of its intention to do so and of Subscribers' rights under this Section 4.1. Upon the written request of Subscribers made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Subscriber), the Company will use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by Subscribers; provided, however, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of the Registrable Securities, the Company may, at its election, give written notice of such determination to Subscribers and, thereupon, (a) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), and (b) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering the other securities covered by the registration statement. Subscriber shall only be entitled to participate in and shall only receive notice of incidental registrations under this Section 4.1 until such time as the conditions of
Section 2 are satisfied.

         4.2 Priority in Incidental Registrations. If a registration pursuant to
Section 4.1 involves an underwritten offering, and the managing underwriter thereof shall advise the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would materially adversely affect the marketing of the securities to be sold therein, the Company will include in such registration, to the extent of the number which the Company is advised can be sold in such offering, (a) first, securities of the Company which are to be sold by the Company for its own account, (b) second, other securities of the Company to be sold by other security holders of the Company, and (c) third, Registrable Securities requested to be included in such registration pursuant to Section 4.1 by the Subscribers (provided, however, that if the Company is so advised that less than all such Registrable Securities can be so sold in such offering, such Registrable Securities shall be included pro rata in proportion to the respective holdings of such Registrable Securities by the Subscribers, unless such Subscribers otherwise agree).

         5. Suspension of Registration. The Company may suspend the effectiveness of a registration statement, or, without suspending such effectiveness, instruct the Subscribers that no sales of Registrable Securities included in such registration statement may be made if, in the Company's reasonable judgment, the Company would be required to disclose any actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions (a "Suspension Period") by providing the Subscribers with written notice of such Suspension Period and the reasons therefor. The Company shall use its reasonable efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period. The Suspension Period shall not exceed 90 days in any calendar year. In addition, the Company shall not be required to keep any registration statement effective, or may without suspending such effectiveness instruct the holders of Registrable Securities included in such registration statement not to sell such Registrable Securities, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("Supplemental Suspension Period") and such Supplemental Suspension Period shall not be included in the calculation of the Suspension Period referred to above. The Company shall give prompt written notice to Subscribers of the termination of any Suspension Period or Supplemental Suspension Period.

         6. Underwriters. Subject to the approval by the Company, which shall not be unreasonably withheld or delayed, the managing underwriter or underwriters of any registration effected pursuant to Section 3.1 shall be selected by Subscribers holding a majority of the Registrable Securities held by Subscribers requesting registration in such registration statement. The underwriter shall be deemed approved by the Company if the Company has not objected to the selection of such underwriter within two weeks.

          The managing underwriter or underwriters of any registration effected pursuant to Section 4.1 shall be selected by the Company.

         7. Subscriber may not include any of its Registrable Securities in a registration statement unless and until Subscriber furnishes to the Company in writing, within 20 business days after receipt of a request therefor, (a) the information specified in item 507 of Regulation S-K under the Securities Act and
(b) any other information or documentation reasonably requested by the Company, in each case, for use in connection with any such registration statement or prospectus or preliminary prospectus included therein. Subscriber agrees to furnish promptly to the Company, for so long as any registration statement which includes any of Subscriber's Registrable Securities is effective, all information required to be disclosed in order to make the information previously furnished to the Company by Subscriber not materially misleading.

         8. The Company and Subscriber, as applicable, further covenant and agree as follows:

         8.1 The Company will prepare and (as promptly thereafter as practicable and in any event within 45 days after the end of the period within which requests for registration pursuant to Section 3.1 may be given to the Company) file with the Commission the requisite registration statement to effect registration of the Registrable Securities and thereafter use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Sections 3 and 4, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto.

         8.2 The Company will prepare and file with the Commission such amendments and supplements to any registration statement which includes Subscriber's Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for the time period specified in Section 3.3 and any additional period required pursuant to Section 3.5.

         8.3 Following the effective date of any registration statement which includes any of Subscriber's Registrable Securities, the Company shall furnish Subscriber such number of prospectuses as Subscriber shall reasonably request.

         8.4 The Company shall pay all costs, fees and expenses in connection with the preparation and filing of any registration statement which includes any of Subscriber's Registrable Securities, including, without limitation, the Company's legal and accounting fees and printing expenses and legal expenses up to a maximum of $5,000 of one counsel for the Subscribers, such counsel to be selected by Subscribers holding a majority of the Registrable Securities held by Subscribers requesting inclusion in the registration statement. Except as provided in the preceding sentence, Subscriber shall pay its own legal expenses.

         8.5 The Company will use commercially reasonable best efforts to qualify or register the Registrable Securities included in any registration statement for offering and sale under the securities or blue sky laws in all jurisdictions within the United States as are requested by Subscribers of 50% or more of the securities included in the registration statement or their underwriters, as the case may be; provided, that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         8.6 The Company and Subscriber shall enter into reasonable, customary and reciprocal agreements to indemnify and hold one another harmless in connection with any registration statement which includes any of Subscriber's Registrable Securities; provided, that the indemnification by each Subscriber shall be several and not joint, shall be limited to the information supplied by such Subscriber in writing for inclusion in such registration statement and shall provide for maximum Subscriber liability limited to the net proceeds received by such Subscriber.

         8.7 Subscriber shall enter into customary holdback agreements, if required by any underwriter, in connection with any registration statement which includes any of Subscriber's Registrable Securities; provided, that Subscriber shall be accorded lock-up treatment no less favorable than affiliates or other substantial stockholders of the Company.

         8.8 If requested by the underwriters for any underwritten offering of Subscriber's Registrable Securities, Subscriber shall become a party to the underwriting agreement between the Company and the underwriters and shall make such representations and warranties to and agreements with the Company and the underwriters as are reasonably required by the Company and the underwriters, as the case may be, and customarily contained in underwriting agreements of this type, which shall be limited to: (a) representations and warranties relating solely to the number of Registrable Securities held by such Subscriber, such Subscriber's intended method of distribution and any other information required to be included in such registration statement unique to such Subscriber; and (b) indemnities, provided, that, any indemnification by each Subscriber shall be several and not joint, shall be limited to the information supplied by such Subscriber in writing for inclusion in such registration statement and shall provide for maximum Subscriber liability limited to the net proceeds received by such Subscriber.

         8.9 The Company shall notify Subscriber at any time when a prospectus relating to a registration statement covering Subscriber's Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein

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

or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Subscriber promptly prepare to furnish to Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         8.10 The Company shall notify Subscribers promptly after the Company shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of any registration statement or amendment thereto or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued.

         8.11 Subscriber agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.9 or of any Suspension Period or Supplemental Suspension Period pursuant to Section 5, Subscriber will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Subscriber's receipt, as the case may be, of the copies of the supplemented or amended prospectus contemplated by Section 8.9 or notice of the termination of such Suspension Period or Supplemental Suspension Period. If so directed by the Company, Subscriber will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Subscriber's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice of an event described in Section 8.9.

         8.12 These registration rights may only be amended with the approval of the Company and Subscribers holding 75% of the Registrable Securities held by Subscribers.

         8.13 The benefits of these registration rights may be transferred by a Subscriber to anyone to whom such Subscriber sells all or otherwise transfers or a part of his Registrable Securities and the transferee shall become a Subscriber; provided, that, the transferee agrees in writing to comply with the obligations of a Subscriber with respect to these registration rights.

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